EXHIBIT 99.1

Upexi Appoints Industry Expert, James Altucher, as Advisor to Guide Strategic Digital Treasury Portfolio Management

James Altucher, an early crypto enthusiast, best-selling author, and serial entrepreneur, brings a one-of-a-kind perspective ideally suited to navigating emerging digital currency opportunities

TAMPA, FL, January 24, 2025 (ACCESSWIRE)— Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing, and distribution of consumer products, has added James Altucher, a well-known industry professional, to advise on its newly announced digital currency holding company, which invests in Bitcoin and other coins with strong utility and high growth potential.

The Company has launched a multi-tiered go-to-market strategy, with at least 50% of its primary portfolio invested in Bitcoin. The remaining portfolio is diversified across various cryptocurrencies, including Ethereum, Solana, Aave, Chainlink, Render, and others. Adding a veteran advisor like James Altucher should help strengthen the strategy decisions and bring insight that current management doesn’t have access to daily.

James is a successful entrepreneur, venture capitalist, and best-selling author. He was an early proponent of Bitcoin. In a 2013 CNBC interview, he encouraged investors to consider adding it to their portfolio and later became a seed investor in Filecoin.

James said, “The worldwide financial landscape is evolving rapidly. Picks and shovels of crypto tokens will be the primary keys for creating the new blockchain-based digital landscape. Upexi recognizes that we are still in the first inning for these tokens. I'm excited to work with the Company on implementing this strategy and growing shareholder value through a unique and diversified digital treasury that draws on my decade-plus experience in the crypto universe.”

Andrew Norstrud, Upexi's Chief Financial Officer, stated, “The Crypto Currency industry is changing and maturing quickly. The addition of someone so deeply ingrained in the industry is a great start to our newly announced initiatives. We look forward to actively keeping our shareholders updated as we execute an aggressive strategy to enter the space.”

About Upexi, Inc.:

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254